UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2007

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 16, 2007, United Rentals, Inc. issued a press release announcing the commencement, by its wholly owned subsidiary, United Rentals (North America), Inc. (“URNA”), of cash tender offers and consent solicitations for all of URNA’s outstanding 6½ percent Senior Notes due 2012, 7¾ percent Senior Subordinated Notes due 2013 and 7 percent Senior Subordinated Notes due 2014. A copy of the press release issued by the Company is attached hereto and furnished as Exhibit 99.1.

On October 19, 2007, United Rentals, Inc. issued a press release announcing that its stockholders, at a special meeting held earlier in the day, had approved the merger agreement providing for the acquisition of the Company by affiliates of Cerberus Capital Management, L.P. Approximately 99.8 percent of the votes cast at the special meeting were in favor of the acquisition, representing approximately 76.8 percent of the total voting power outstanding and entitled to vote at the meeting. In addition, in two separate class votes that were also held, all of the outstanding shares of the Company's Series C preferred stock and Series D preferred stock, respectively, were voted in favor of the adoption of the merger agreement. A copy of the press release issued by the Company is attached hereto and furnished as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 16, 2007 of United Rentals, Inc.

Exhibit 99.2	Press Release dated October 19, 2007 of United Rentals, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2007	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 16, 2007 of United Rentals, Inc.

Exhibit 99.2	Press Release dated October 19, 2007 of United Rentals, Inc.